UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2021
Concert Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36310	20-4839882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, Suite 3000N Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 860-0045
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CNCE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 17, 2021, Concert Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Asset Purchase Agreement, dated as of March 3, 2017 (the “Agreement”), by and among the Company, Vertex Pharmaceuticals (Europe) Limited, as Buyer (“Vertex”), and Vertex Pharmaceuticals Incorporated, as Guarantor. Pursuant to the Amendment, (a) Vertex paid the Company $32,000,000 in cash consideration and (b) the Agreement was amended to delete the requirement that Vertex pay the Company an aggregate of up to $90 million upon the achievement of certain milestone events. As a result of the Amendment, the Company is not entitled to receive any further payments pursuant to the Agreement.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Asset Purchase Agreement, dated as of May 17, 2021, by and among the Registrant, Vertex Pharmaceuticals (Europe) Limited, as Buyer, and Vertex Pharmaceuticals Incorporated, as Guarantor

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCERT PHARMACEUTICALS, INC.

Date:	May 17, 2021	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
Chief Legal Officer